Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

SALLY BEAUTY HOLDINGS, INC.

APRIL 26, 2017

i

ii

Section 9.11.	Amendment of By-Laws	22
Section 9.12.	Section Headings	22

iii

AMENDED AND RESTATED

BY-LAWS

OF

SALLY BEAUTY HOLDINGS, INC

April 26, 2017

ARTICLE I

STOCKHOLDERS

Section 1.01.         Annual Meeting. An annual meeting of the stockholders of the Corporation, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, or solely by means of remote communication pursuant to Section 211(a)(2) of the Delaware General Corporation Law, as amended (the “DGCL”), on such date, and at such time as the Board of Directors shall each year fix.

Section 1.02.         Special Meeting. Special meetings of the stockholders of the Corporation, but only for the purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office or the Chairman of the Board, Chief Executive Officer or President and shall be held at such place, or solely by means of remote communication pursuant to Section 211(a)(2) of the DGCL, on such date, and at such time as they or he or she shall fix.

Section 1.03.         Notice of Meetings, Adjournment. Written notice of the place, date, and time of all meetings of the stockholders shall be given in accordance with this Section 1.03 and Section 7.01, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise required by law.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given in accordance with this Section 1.03 and Section 7.01. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

Section 1.04.         Quorum. At all meetings of the stockholders of the Corporation, the holders of stock issued and outstanding and entitled to cast a majority of the votes entitled to be cast thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business, except to the extent that the presence of a larger percentage may be required by these By-Laws, by law or by the Third Restated Certificate of Incorporation, as subsequently amended or restated. If such majority (or such larger percentage) shall not be present or represented at any meeting of the stockholders, the Chairman of the meeting or stockholders entitled to cast a majority of the votes entitled to be cast thereat, present in person or by proxy, shall have power to adjourn the meeting to another place, date or time, without notice other than announcement at the meeting.

Section 1.05.         Stockholders Entitled to Vote; Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described. If the Board of Directors fixes a record date for determining stockholder entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines at the time it fixes such record date that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case, shall also fix the same or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

Section 1.06.         Advance Notice Procedures for Annual Meetings.

(a)           The matters to be considered and brought before any annual meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.06.

(b)           Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may only be made at an annual meeting of stockholders:

(i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation at the time of the giving of the notice required by Section 1.06(c) and on the record date (or dates) for determination of the stockholders entitled to notice of and to vote at such meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in the Section 1.06. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such Act, and the rules and regulations promulgated thereunder, the “Exchange Act”) at an annual meeting of stockholders.

(c)           For any nomination for election as a director or any other business to be properly brought before an annual meeting by a stockholder of record pursuant to Section 1.06(b)(iii), (i) such nomination or business must be a proper subject for action by stockholders, (ii) the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with this Section 1.06, (iii) the stockholder of record must provide to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in this Section 1.06 and (iv) the stockholder of record and the beneficial owner or owners, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations in the Solicitation Statement (as defined in Section 1.06(d)(ii)(D)). To be timely, the stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not more than 120 days and not less than 90 days prior to the one-year anniversary of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or is more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no Public Announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a stockholder of record may deliver a notice of nomination in accordance with the preceding sentence, a notice by a stockholder of record required by this Section 1.06 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.

(d)           Other than proposals required to be included in the Corporation’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act, to be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting the following:

(i)            a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the complete text of any resolutions to be presented at the meeting;

(ii)           as to (1) the stockholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each, a “party”):

(A)          the name and address of each such party;

(B)          (1) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation, (4) any short interest or other borrowing arrangement in any security of the Corporation held by each such party (for purposes of this Section 1.6(d), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (7) any performance related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household, (8) a description of any material interest of each such party and the respective affiliates and associates of such party in such business,

(9) a description of any agreement, arrangement or understanding between or among any party and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (10) any other material relationship between each such party, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, and (11) any direct or indirect material interest in any material contract or agreement of each with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation;

(C)          any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and

(D)          a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record (such statement, a “Solicitation Statement”).

(iii)          in the case of nomination(s) for election as a director, the notice from the stockholder of record must comply with the above-requirements of Section 1.06 and shall also include:

(A)          the name, age, business address and residence address of the nominee(s),

(B)          the principal occupation or employment of the nominee(s),

(C)          such person’s written consent to serve as a director if elected,

(D)          the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the nominee(s),

(E)           a description of all arrangements or understandings among the stockholder of record and beneficial owner or owners, if any, and the nominee(s), pursuant to which the nomination(s) are to be made by the stockholder, including, a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder of record and beneficial owner or owners, if any, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant (for purposes of these By-Laws, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the Corporation in parallel with such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (2) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel),

(F)           a statement whether such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines, and

(G)          such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission rules and regulations and New York Stock Exchange rules and the Corporation’s publicly disclosed corporate governance guidelines.

(iv)          a stockholder of record providing notice of a nomination of director or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.06 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than 10 business days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than (A) five business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), and (B) not later than eight business daysprior to the date for the meeting, or if practicable any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(e)           A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a stockholder of record in accordance with Section 1.06(b)(iii); or (ii) the person is nominated by or at the direction of the Board of Directors or a duly authorized committee thereof. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.06. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws, and if any proposed nomination or business is not in compliance with these By-Laws, to declare that such proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(f)            For purposes of these By-Laws, “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)           Notwithstanding the foregoing provisions of this Section 1.06, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.07.         Advance Notice Procedures for Special Meetings.

(a)           Special meetings of the stockholders, other than those required by statute, may only be called by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office or the Chairman of the Board, the Chief Executive Officer or the President of the Corporation at such time and for such purpose as the person calling such meeting shall see fit. Special meetings of the stockholders may not be called by any other person or persons. The Board of Directors and, in the absence thereof, the Chairman of the Board or the Chief Executive Officer, may postpone or reschedule any previously scheduled special meeting. A special meeting of stockholders shall be held at such place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the DGCL, on such date, and at such time as designated in the notice of such special meeting.

(b)           Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors or, in the absence thereof, the Chairman of the Board, the Chief Executive Officer or the President. The notice of such special meeting shall include the purpose for which the meeting is called. If a special meeting of stockholders has been called for the purpose of the election of directors, nominations of persons for election to the Board of Directors may be made at such special meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of record, at the time of giving of notice required by Section 1.07(b) and on the record date (or dates) for determination of the stockholders entitled to notice of and to vote at such meeting, who is entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information required by Section 1.06(d)(ii) and 1.06(d)(iii) of this Article I and who provides to the Secretary of the Corporation any updates as supplements to such notice at the times and in the forms specified in Section 1.06(d)(iv). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first Public Announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Section 1.07.

(c)           Notwithstanding the foregoing provisions of this Section 1.07, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section1.07. Nothing in this Section 1.07 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.08.         Presiding Officers of the Meeting. At all meetings of the stockholders, the Chairman of the Board of Directors, or, in the Chairman’s absence, in such order, the Lead Independent Director, any Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President, or, in the absence of all of the foregoing officers, the most senior Vice-President, shall act as Chairman of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not a proper matter for stockholder action or not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls and the adjournment of the meeting, whether or not a quorum is present.

Section 1.09.         Proxies. Every stockholder may authorize another individual, partnership, joint venture, corporation, limited liability company, trust, or other organization or entity (a “Person”) or Persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, including waiving any notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedures established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission authorized pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if and only so long as it is coupled with an interest sufficient in law to support an irrevocable power.

Section 1.10.         Voting by Fiduciaries and Pledgors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and Persons whose stock is pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he or she has expressly empowered the pledgee to vote such shares, in which case only the pledgee or his or her proxy may represent said stock and vote thereon.

Section 1.11.         Method of Voting.

(a)           The vote at any election or upon any question at any meeting of stockholders need not be by written ballot, except as required by law.

(b)           At a duly called or convened meeting of stockholders at which a quorum is present, all matters other than director elections shall be determined by a majority of the votes cast, unless a greater vote or percentage is required by law, the rules and regulations of the New York Stock Exchange, the Third Restated Certificate of Incorporation, as subsequently amended or restated, or these By-Laws for the action proposed.

(c)           A nominee for director shall be elected to the Board of Directors by a majority of the votes cast, in person or by proxy, with respect to the director nominee at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 1.11(c), a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast against that director nominee. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 1.12.         Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The number of inspectors shall be either one or three. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a)           determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b)           receive votes or ballots;

(c)           hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)           count all votes;

(e)           determine the result; and

(f)            do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 1.13.         Stockholders List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class or series of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation makes the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If a meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.

The Corporation shall not be required to include electronic mail addresses or other electronic contact information on the list of stockholders entitled to vote, and such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.14.         Stockholder Action. No corporate action of stockholders of the Corporation may be taken without a meeting and vote of stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.         Management of Business; Qualifications of Directors. The business of the Corporation shall be managed by or under the direction of a Board of Directors. Directors need not be stockholders.

Section 2.02.         Number and Election.

(a)           The number of directors which shall constitute the whole Board of Directors shall be 9 or such other number of directors as may be set from time to time by resolution of the Board of Directors.

(b)           All directors shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, removal or disqualification.

Section 2.03.         Chairman of the Board. The directors shall elect from among the members of the Board of Directors a Chairman of the Board. The Chairman of the Board may be deemed an officer of the Corporation and shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside over all meetings of the stockholders of the Corporation and of the Board of Directors. The Board of Directors shall by resolution establish a procedure to provide for an acting Chairman of the Board in the event the current Chairman of the Board is unable to serve or act in that capacity.

Section 2.04.         Removal of Directors. Except as provided by the Third Restated Certificate of Incorporation, as subsequently amended or restated, directors may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote for the election of directors. Any vacancy in the Board of Directors caused by any removal pursuant to this Section 2.04 may be filled only in the manner provided in Section 2.05 of these By-Laws. No decrease in the number of authorized directors shall shorten the term of any incumbent directors.

Section 2.05.         Vacancies and Increases. Except as provided by the Third Restated Certificate of Incorporation, as subsequently amended or restated, any vacancies occurring in the Board of Directors and any newly-created directorships resulting from an increase in the authorized number of directors may only be filled by a majority of the remaining directors (though less than a quorum of the Board of Directors), and any director so chosen shall hold office until (i) the next succeeding annual meeting of stockholders and until his or her successor is duly elected and qualified or (ii) his or her earlier death, resignation, removal or disqualification.

Section 2.06.         Powers. In addition to the powers and authority expressly conferred upon the Board of Directors by law, and except as may otherwise be provided by the Third Restated Certificate of Incorporation, as subsequently amended or restated, or by these By-Laws, the Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation which are not in violation of law, or required to be exercised or done by the stockholders.

Section 2.07.         Meetings. Regular meetings of the Board of Directors may be held at such times as shall from time to time be determined by the Board of Directors. Special meetings shall be held only when called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, an Assistant Secretary or a majority of the number of authorized directors.

Section 2.08.         Place of Meetings. Except as otherwise provided in Section 2.09 hereof, meetings of the Board of Directors may be held at such place within or without the State of Delaware as shall be stated in the notice of meeting or waiver thereof.

Section 2.09.         Quorum. At all meetings of the Board of Directors, a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors unless a greater number is required by law, the Third Restated Certificate of Incorporation, as subsequently amended or restated, or these By-Laws. If, at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action take is approved by at least a majority of the required quorum for that meeting.

Any member or members of the Board of Directors or of any Committee of the Board of Directors established in accordance with Section 3.01 may participate in a meeting of the Board of Directors, or any such Committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can speak and hear each other and such participation shall constitute presence in person at such meeting.

Section 2.10.         Board of Directors’ Notices. At least twenty-four hours’ notice of each regular or special meeting of the Board of Directors, stating the time and place for the meeting, shall be given to each director, by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by overnight courier such as Federal Express, by facsimile transmission, electronic mail or other similar means of transmission or by personal communication either over the telephone or otherwise, except as otherwise provided in Section 7.02.

Any such notice shall be addressed, where applicable, to such director at his or her last known address as the same appears on the books of the Corporation. Notice of a meeting of the Board of Directors need not state the purpose or purposes thereof and shall be deemed given (i) when received by the director in the case of hand delivery or personal communication over the telephone or otherwise, (ii) three business days after depositing such notice in the mail in the case of delivery by mail, (iii) one business day after depositing such notice with a courier such as Federal Express (prepaid and specifying next business day delivery) or (iv) when sent in the case of delivery by facsimile transmission, electronic mail or other similar means of transmission.

Section 2.11.         Compensation. Directors shall receive such fixed sums and expenses or such compensation for attendance at each meeting of the Board of Directors, or any Committee established in accordance with Section 3.01 as may be determined from time to time by the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12.         Director Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a consent thereto in writing or by electronic transmission is signed by all members of the Board of Directors or of such Committee, as the case may be, and such written consent or electronic transmission is filed with the minutes of proceedings of the Board of Directors or the Committee.

Section 2.13.         Resignation and Vacancies. Any director may resign effective on providing notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective pursuant to Section 2.04 hereof.

ARTICLE III

COMMITTEES

Section 3.01.         How Constituted. The Board of Directors shall have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and such other Committees as the Board of Directors may determine (each, a “Committee”). Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee shall consist of at least 3 members, with the specific number of members fixed by the Board of Directors from time to time, and all members of such committees shall be appointed by the Board. The members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be independent directors under the rules and regulations of the New York Stock Exchange. Each other Committee shall consist of such number of directors, who shall not be required to be independent directors under the rules and regulations of the New York Stock Exchange, as from time to time may be fixed by the Board of Directors, and any such Committee may be abolished or redesignated from time to time by the Board of Directors.

Except as may otherwise be provided in the Third Restated Certificate of Incorporation, as subsequently amended or restated, each Committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in the applicable provisions of the DGCL. The Board of Directors may elect one or more of its members as alternate members of any Committee who may take the place of any absent or disqualified member or members at any meeting of a Committee, upon request of the Chairman of the Board or the Chairman of such Committee.

Section 3.02.         Chairmen of such Committees. The Board shall designate the chairpersons of each Committee.

Section 3.03.         Powers. Each Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No Committee shall have the power or authority (a) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (b) to adopt, amend or repeal the By-Laws of the Corporation.

Section 3.04.         Proceedings. Each Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), if any, at such time and upon such notice, if any, as it shall determine from time to time. Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

Section 3.05.         Quorum and Manner of Acting. Except as may otherwise be provided in the resolution creating a Committee, at all meetings of any Committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which aquorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission and such writing, writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any Committee shall act only as a Committee, and the individual members of a Committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 3.06.         Action by Telephonic Communications. Unless otherwise provided by the Board of Directors, members of any Committee may participate in a meeting of such Committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can speak and hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.07.         Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a notice in writing or by electronic transmission of resignation by such member to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08.         Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the entire Board of Directors.

Section 3.09.         Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.01.         General. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, one or more Vice-Chairmen of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Executive Vice-Presidents, one or more Group Vice-Presidents, one or more Senior Vice-Presidents or other Vice-Presidents, a Controller, a General Counsel, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors, no officer other than the Chairman or a Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Section 4.02.         Term. Unless otherwise provided in these By-Laws or in the resolution choosing him or her, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor shall have been chosen and qualified.

Section 4.03.         Duties. All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors and shall have such additional authority and duties as are assigned to them from time to time by the Chairman of the Board, Chief Executive Officer or President or are incident to their office, except to the extent that the authority and duties may be inconsistent with such resolutions. The Secretary or an Assistant Secretary of the Corporation, or any director or officer of the Corporation acting, at the request of the Board of Directors or a Committee thereof, as secretary of such meeting, shall record all of the proceedings of all meetings and actions in writing of the stockholders, Board of Directors, and Committees of the Board of Directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign to him or her.

Section 4.04.         Removal. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

Section 4.05.         Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice-Chairman, or any Vice-President, or any other officer of the Corporation authorized by the Chairman of the Board, the Chief Executive Officer or President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders or with respect to any action of stockholders or equity holders of any other corporation or entity in which the Corporation may hold securities, and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation or entity, and to dispose of such securities.

ARTICLE V

BOOKS, DOCUMENTS AND ACCOUNTS

Section 5.01.         Inspection of Books. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these By-Laws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during ordinary business hours to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem proper.

ARTICLE VI

STOCK

Section 6.01.         Stock Certificates. The shares of stock of the Corporation shall be represented by certificates or shall be uncertificated. Every holder of stock in the Corporation that is certificated shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board, the President, a Vice-Chairman, or a Vice-President and the Treasurer or an Assistant Treasurer,

or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. All signatures on any such certificate may be facsimiles. In case any officer or officers, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before such certificate is issued, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent, or registrar.

Section 6.02.         Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law, unless otherwise restricted by agreement between any of the stockholders or any of the stockholders and the Corporation.

Section 6.03.         Registered Holders. Except as otherwise restricted by agreement between any of the stockholders or any of the stockholders and the Corporation, the Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by law. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by a transfer agent or agents designated to transfer shares of the stock of the Corporation.

Section 6.04.         New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors or the President may, in their discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient (in the sole judgment of the Board of Directors or the President, as the case may be) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of such new certificate.

ARTICLE VII

NOTICES

Section 7.01.         Notices.

(a)           Except as otherwise specifically provided herein or required by law, all notices required to be given by the Corporation to any stockholder, officer, employee or agent shall be provided in writing or by electronic transmission in the manner provided below and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by prepaid courier such as Federal Express or facsimile transmission. Any such notice shall be addressed to such stockholder, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or delivered by courier or facsimile transmission shall be the time of the giving of the notice.

If mailed, such notice shall be deemed to be given when deposited in United States mail in a sealed envelope addressed to such Person at his or her address as it appears on the records of the Corporation with postage paid thereon. Notices to directors shall be given in accordance with Section 2.10.

(b)           Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Third Restated Certificate of Incorporation, as subsequently amended or restated, or these By-Laws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Third Restated Certificate of Incorporation, as subsequently amended or restated, or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.02.         Waivers. A written waiver or a waiver by electronic transmission of any notice, signed by a stockholder, director, officer, employee or agent, or a waiver thereof by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Attendance at a meeting of stockholders, Board of Directors, or such Committees as may from time to time be established, shall constitute a waiver of notice of such meeting, except when the stockholder, director or member of such Committee attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

INDEMNIFICATION

Section 8.01.         Right to Indemnification. Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceedings is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving, at the request of the Corporation, as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.03 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation.

Section 8.02.         Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.01, the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 8.03.         Right of Indemnitee to Bring Suit. If a claim under this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by a director or officer, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.04.         Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, the Corporation’s Third Restated Certificate of Incorporation, as subsequently amended or restated, or By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 8.05.         Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the DGCL or otherwise.

Section 8.06.         Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.07.         Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Article VIII (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld or delayed; or (b) for any judicial award if the Corporation was not given a reasonably timely opportunity to participate, at its expense, in the defense of such action, but only to the extent that the failure to give such notice prejudiced the Corporation’s ability to defend such action.

Section 8.08.         Subrogation. In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 8.09.         No Duplication of Payments. The Corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against the indemnitee to the extent the indemnitee has otherwise actually received payment (under any insurance policy, agreement, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.01.         Offices. The principal office or place of business of the Corporation in the State of Delaware will be in the City of Wilmington, Delaware. The Corporation may also have offices at other places within and/or without the State of Delaware.

Section 9.02.         Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.”

Section 9.03.         Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.04.         Dividends. Subject to any applicable provisions of law and the Third Restated Certificate of Incorporation, as subsequently amended or restated, dividends upon the shares of the Corporation may be declared by the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.

A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 9.05.         Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 9.06.         Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments; and unless so authorized or ratified by the Board of Directors or by these By-Laws or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 9.07.         Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances.

Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 9.08.         Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board of Directors, the Chairman of the Board or the Chief Executive Officer to make such determination.

Section 9.09.         Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the Chairman of the Board or the Chief Executive Officer from time to time may determine.

Section 9.10.         Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, the Chairman of the Board or by the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors, the Chairman of the Board or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 9.11.         Amendment of By-Laws. Subject to the provisions of the Third Restated Certificate of Incorporation, as subsequently amended or restated, these By-Laws may be altered, amended or repealed at any meeting of the stockholders (provided such matter is properly brought before the meeting in accordance with Section 1.06) or by the Board of Directors.

Section 9.12.         Section Headings. The headings of the Articles and Sections of these By-Laws are inserted for convenience or reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.